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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 30, 2002


                             Lifeline Systems, Inc.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                  Massachusetts
             ------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              000-13617                                 042537528
---------------------------------        --------------------------------------
       (Commission File Number)           (I.R.S. Employer Identification No.)


111 Lawrence Street, Framingham, Massachusetts           01702
----------------------------------------------      --------------
   (Address of Principal Executive Offices)           (Zip Code)


                                 (508) 988-1000
                        --------------------------------
              (Registrant's Telephone Number, Including Area Code)


                            ------------------------


                                 Not Applicable
                                 ---------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

     Effective June 30, 2002, Lifeline Systems, Inc. (the "Company") entered into Amendment No. 2 to the Rights Agreement dated as of July 24, 1998 by and between the Company and State Street Bank and Trust Company as rights agent (the "Rights Agreement"). The purpose of the amendment was to provide that ValueAct Capital Partners, L.P. and certain named affiliates would be Exempted Persons (the "ValueAct Exempted Persons") within the meaning of the Rights Agreement.

     Effective June 30, 2002, the Company entered an agreement with the ValueAct Exempted Persons setting forth the terms and conditions of the Company's willingness to enter into the amendment to the Rights Agreement (the "ValueAct Agreement").

     Amendment No. 2 and the ValueAct Agreement are attached hereto as Exhibit
4.1 and Exhibit 10.1, respectively, and each is incorporated herein by reference. The foregoing description of each of Amendment No. 2 and the ValueAct Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibits.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LIFELINE SYSTEMS, INC.

Date:  July 12, 2002                      By:  /s/ Ronald Feinstein
                                               -------------------------------
                                               Ronald Feinstein
                                               President and
                                               Chief Executive Officer




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                                  Exhibit Index

No.       Description
---       -----------

 4.1      Amendment No. 2 to Rights Agreement dated as of June 30, 2002

10.1 Agreement, dated as of June 30, 2002, among the Registrant and (a) ValueAct Capital Partners, L.P., (b) ValueAct
          Capital Partners II, L.P., (c) ValueAct Capital
          International, Ltd., (d) VA Partners, L.L.C., (e) Jeffrey W. Ubben, (f) George F. Hamel, Jr. and (g) Peter H. Kamin